Exhibit 99.1

NEWS BULLETIN
    FROM:
 CalAmp Logo



FOR IMMEDIATE RELEASE

                       CalAmp Announces Appointments of
            Kimberly Alexy and Larry Wolfe to Board of Directors

         Director Arthur Hausman to retire after 21 years of service


OXNARD, Calif., June 4, 2008--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products, services and solutions, today announced that two new independent directors, Kimberly E. Alexy and Larry J. Wolfe, have been appointed to the Company's Board of Directors. These appointments expand the Company's Board to seven members.

The Company also announced that Arthur H. Hausman, a director of the Company since 1987, will retire from the Board effective at the annual meeting on July 24, 2008, at which time the size of the Board will be reduced to six members.

Rick Gold, CalAmp's President and Chief Executive Officer, said, "I am delighted Kimberly and Larry have joined CalAmp's Board of Directors. Both of these individuals have tremendous financial acumen and technology sector expertise that can benefit our Company. We believe that their support and insight can accelerate our progress in strengthening CalAmp's business and returning the Company to profitable growth." Mr. Gold continued, "The Board of Directors extends its sincere appreciation to Art Hausman for his exemplary service to the Company over the past two decades. Art helped guide CalAmp through a period of substantial growth, and his experience and counsel have been invaluable. We wish him well and look forward to his informal counsel in the future."

Ms. Alexy is the principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. During her tenure there, she was recognized by the Wall Street Journal on multiple occasions as "Best on the Street" in the computer sector, and was ranked as a top equity research analyst for three consecutive years by Institutional Investor Magazine. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank, where she worked on private placements, mergers and structured finance transactions. Ms. Alexy currently serves as a director of Dot Hill Systems (Nasdaq: HILL), and served as a director of Maxtor Corp. until its merger with Seagate in 2006. She is a Chartered Financial Analyst, and holds an MBA degree in Finance and Accounting from the College of William and Mary as well as a BA degree in Psychology from Emory University.

Mr. Wolfe currently serves as president and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the Tax Division. Previously, Mr. Wolfe was a managing partner at two accounting firms, Wolfe & Co. and Strand Wolfe & Lutton, where he provided a wide variety of accounting, auditing, tax and consulting services. He began his career at the accounting firm Deloitte Haskins & Sells. Mr. Wolfe served as a director of QAD Inc. (Nasdaq: QADI) from 2002 to 2006. He holds a BS degree in Business Administration from the University of Southern California and is a certified public accountant.

About CalAmp Corp.
CalAmp is a leading provider of high value mission-critical wireless communications solutions that enable anytime/anywhere access. CalAmp's Wireless DataCom Division serves the public safety, industrial monitoring and controls, and mobile resource management market segments with wireless solutions built on communications technology platforms that include proprietary licensed narrowband, standards-based unlicensed broadband and cellular networks. CalAmp's Satellite Division supplies outdoor customer premise equipment to the U.S. Direct Broadcast Satellite (DBS) market. For additional information, please visit www.calamp.com .

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:                             AT FINANCIAL RELATIONS BOARD:
Rick Vitelle                                Lasse Glassen
Chief Financial Officer                     General Information
(805) 987-9000                              (213) 486-6546
                                            lglassen@frbir.com